Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

For Clients who purchased shares through a Fidelity Advisor

Regarding Shares in Fidelity Private Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated August 3, 2023

The Offer and withdrawal rights will expire on August 31, 2023 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent or Custodian by 4:00 p.m.,

Eastern Time, on August 31, 2023, unless the Offer is extended.

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

PLEASE SEND COMPLETED FORMS TO YOUR FIDELITY REPRESENTATIVE.

You are responsible for confirming that this Notice is received timely. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fidelity Account #:

Account Name/Registration:

Social Security Number:

Email Address:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

For Clients who purchased shares through National Financial Services

Regarding Shares in Fidelity Private Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated August 3, 2023

The Offer and withdrawal rights will expire on August 31, 2023 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent by 4:00 p.m.,

Eastern Time, on August 31, 2023, unless the Offer is extended.

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

PLEASE SEND COMPLETED FORMS TO YOUR FINANCIAL ADVISOR.

You are responsible for confirming that this Notice is received timely. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Account Name/Registration:

Social Security Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date